Exhibit 10.6

Commercial Space Use Contract

Party A (serving party):

Party B (commercial tenant):

Pursuant to the provisions in “Contract Law of the People’s Republic of China” and relevant laws and regulations, in order to specify the rights and obligations of both parties, on the principle of equality, voluntariness, and mutual benefit, regarding the matters on the use of Party A’s shop by Party B, both parties hereby conclude and enter into the following agreements to abide by jointly.

1.	Basic situation of shop

1.1	The shop locates at No. [ ] shop (hereinafter referred to as “the Shop”) of the [ ] Mall (hereinafter referred to as “the Mall”). See the “Shop Floor Plan” for detailed location of the Shop.

1.2	The floor area of the Shop is [ ] square meters, Party B declares that it has looked over the Shop on the spot before signing this Contract, and has full understanding in the subject matter for use; where the area recorded in the “Shop Floor Plan” is inconsistent with the current situation, the current situation shall prevail, and the charge remains the same.

2.	Use of shop

2.1	The Shop is used for operating [ ], and the brand is [ ]. Party B confirms that the Shop satisfies the business requirements of Party B and is applicable for such commercial use, and Party B will keep the Shop in line with the agreed use during the contract period.

2.2	Before carrying out commercial activity in the Shop, Party B shall acquire all business licenses, approvals or permits from relevant government departments (if required), and provide them to Party A for the record (Party A will not be responsible for the supervision and management of the management compliance of Party B). Party B must ensure that the commercial activity in the Shop does not violate relevant laws, regulations and rules, otherwise Party B shall bear all responsibilities therefor.

3.	Contract period and charging date

3.1	Contract period: from_____________ (date) to_____________ (date).

3.2	Rent free period: from_____________ (date) to_____________ (date).

4.	User fee for commercial space and other related expenses

4.1	Standards of user fee for commercial space: see the following table for details

Duration
Start date	Due date	Daily unit price (RMB/day/sqm)	Increase coefficient	Annual fee (daily unit price*area*365 days) Unit: RMB	Actual charging amount (daily unit price*area*actual charging days) Unit: RMB

4.2	Payment method: (□Cash/□Bank remittance) Party B shall prepay Party A the user fee for commercial space from_____________(date) to_____________(date) when signing this Contract. Thereafter, the user fee for commercial space shall be paid once every [ ] month(s) and paid [ ] day(s) in advance each time.

4.3	During contract period, charges of water, electricity, gas and communication, operations management service charge, property management fee, taxes and other expenses (if any) shall be borne and paid in due time by Party B.

4.4	Party A’s account information:

Account name: [         ]

Bank of deposit: [        ]

Account No.: [        ]

5.	Security deposit

5.1	When signing this Contract, Party B shall pay Party A the security deposit of RMB[ ] (in words: RMB__________________________ only)_____________as the guarantee for Party B’s performance of contract and quality of providing commodity and(or) service. And such security deposit bears no interest.

5.2	During contract period, Party B shall not ask for using the security deposit to offset the user fee for commercial space, or the expenses borne by Party B.

5.3	Except for the circumstance as agreed in Article 5.4 hereof, in case of contract termination or rescission, (□90/□180) working days after Party B has fulfilled all matters below, if there is no claims or complaints, Party A will refund the security deposit without interest to Party B.

5.3.1	Party B shall settle all payables within 3 days after contract termination or rescission, and fulfill all kinds of obligations as agreed in [Article 12] hereof.

5.3.2	Within 15 days before termination of contract, Party B has completed the cancellation of or address changing formalities for all business licenses, approvals or permits taking the Shop as registered address.

5.3.3	Party B has submitted the original receipt of security deposit.

5.3.4	Party B shall personally or assign authorized representative of the company to go to Financial Department of Party A to go through security deposit refunding formalities.

5.4	Where Party A unilaterally rescind this Contract due to any breach of contract by Party B, such security deposit will not be refunded.

6.	Shop decoration

6.1	According to the business needs as agreed, under the precondition of conforming to relevant national regulations and Party A’s planning, design and management requirements, Party B may voluntarily be responsible for the decoration of the Shop, and bear relevant expenses and responsibilities thereof.

6.2	Where the acceptance inspection on the environmental protection, sanitation, fire protection. of the decorations of Party B need to be submitted for approval, Party B shall voluntarily be responsible, and the decoration works shall acquire permission or pass acceptance inspection before coming into use.

6.3	Upon expiration of contract period or rescission of contract, Party A is entitled to ask Party B for reinstatement or to reserve the as-is condition upon return as the case may be, or to pay Party A the costs needed for the reinstatement works. Where Party A causes a loss in the course of reinstatement, Party B shall compensate Party A.

7.	Shop maintenance and repair

7.1	Party A shall guarantee that the architectural structure and facilities and equipment of the Mall are in conformance to safety conditions in the aspects, such as architecture and fire protection.

7.2	Party B shall abide by the provisions by laws and regulations and property management regulations of the Mall. Party B shall be responsible for daily maintenance of the Shop, and shall not engage in any activity that might damage the Shop.

7.3	During contract period, Party B shall take care of and reasonably use the Shop and its ancillary facilities and equipment. In case of damage or breakdown of the Shop and its ancillary facilities and equipment due to improper or unreasonable use by Party B, Party B shall forthwith restore or make economic compensation. If Party B refuses to repair, Party A may repair on behalf of Party B, and the costs arising therefrom shall be borne by Party B; besides, any impact or loss brought to Party B’s operation due to foregoing repair period will be borne by Party B by itself.

8.	Party A’s rights and obligations

8.1	Deliver the Shop according to the agreed conditions.

8.2	Party A is entitled to charge Party B the user fee for space and other expenses or overdue liquidated damages in accordance with the provisions in this Contract.

8.3	During contract period, Party A shall provide Party B the Shop and relevant supporting facilities and business conditions.

8.4	Party A shall provide Party B relevant supporting documents needed for applying for business license.

8.5	Party A owns the advertising rights on the external wall of building or within the scope other than the Shop used by Party B inside the building, without the consent of Party A, Party B shall not carry out advertising by any means.

8.6	After the expiration of contract period or rescission of contract, Party A is entitled to take back the Shop, and Party B shall not privately occupy it and refuse to return.

9.	Party B’s rights and obligations

9.1	Party B shall carry out business activities in the Shop according to the agreed use, and shall not engage in illegal activities in the Shop.

9.2	Party B shall pay the user fee for commercial space and other related expenses of the Shop on time.

9.3	In the course of using the Shop, Party B shall not arbitrarily or privately alter, construct or damage the architectural structure and ancillary equipment, if in need of alteration, the consent of Party A shall be acquired first, if any damage is caused, Party B shall also bear the responsibility for restoration or compensation.

9.4	During contract period, Party B shall voluntarily bear the responsibility for personal, property (goods) safety and insurance expenses.

9.5	Party B shall provide relevant personal or company materials for the record as required by Party A.

9.6	During operational period, in case of personal and property loss of the third party caused by Party B and its employee, Party B shall bear the full compensation responsibility therefor.

9.7	During operational period, where Party B adjusts the location due to business needs and use the new location area for operation, and the original operational location area will no longer be used, both parties will not otherwise sign contract rescission documents for the use of original location area, and Party A will take back the Shop by itself.

10.	Transfer

10.1	During contract period, without written consent of Party A, Party B shall not privately transfer the Shop, nor engage in the foregoing behavior in a disguised way.

11.	Renewal

11.1	Where Party B intends to renew the contract, Party B shall provide written application to Party A 60 days before the expiration of the contract period, and Party A shall make written reply on whether or not it agrees to renew the contract. Where Party A agrees to renew the contract, both parties shall otherwise sign the contract. If Party B fails to sign the contract within the time limit as agreed, it will be deemed as Party B’s waiver of renewal.

11.2	Within 60 days before the expiration of contract period, Party A may accompany potential client to look over the Shop within a reasonable time.

12.	Return of shop

12.1	Within 3 days before the expiration of contract period or within 3 days after termination of the contract, Party B shall return the shop and Party A’s supporting facilities to Party A in the condition of when they were delivered. If Party B fails to return as agreed, Party A is entitled to take necessary measures to take possession of the Shop, and the loss caused thereby shall be borne by Party B by itself.

12.2	Beginning the day after the expiration of contract period or rescission of the contract, Party B shall not engage in any commercial activity in the Shop, unless otherwise agreed by both parties.

12.3	In the course of emptying the Shop, Party B shall not dismantle or damage any facility and equipment provided by Party A, nor dismantle or damage any decoration that might damage the architectural structure and safety.

12.4	If the Shop comprises multiple shops upon Party A’s delivery, and there are partitions between such multiple shops, before returning the Shop, Party B shall reinstate the partitions between such multiple shops and bear all the costs thereof, except that Party A agrees in writing that Party B does not need to conduct reinstatement.

13.	Rescission of contract

13.1	By consensus between both parties, this Contract can be rescinded.

13.2	Where this Contract cannot be performed due to force majeure events (earthquake, fire, flood, government resettlement etc.), this Contract will be rescinded automatically and both parties will not bear the liability for breach of contract; the user fee for commercial space prepaid by Party B to Party A will be deducted according to actual period of use, and the rest together with the security deposit will be refunded to Party B without interest.

13.3	Provided Party A has any one of the following circumstances, Party B is entitled to rescind the contract unilaterally, and Party A shall refund all charges and security deposit paid by Party B.

13.3.1	Fail to deliver the Shop in due time for over 30 days.

13.3.2	The Shop delivered is not in conformance to the contract agreement or materially affects the safety of Party B.

13.4	Unless otherwise agreed herein, provided Party B has any one of the following circumstances, Party A is entitled to rescind the contract unilaterally:

13.4.1	Any of the payables is in arrears for over 7 days.

13.4.2	Fails to use the Shop according to the agreed use, and fails to correct after receiving written notice from Party A for 2 times.

13.4.3	Utilizes the Shop to engage in illegal activity, or civil trespass, infringement of intellectual property rights, or damage of public interests.

13.4.4	Without the consent of Party A, arbitrarily not to open the door or turn on the lights for 6 hours accumulatively during normal business hours.

13.4.5	Without written consent of Party A, arbitrarily transfers the use of the shop to a third party or engages in such action in a disguised way;

13.4.6	Seriously violates the rules and regulations formulated by Party A pursuant to law or refuses to comply with the management of Party A;

13.4.7	Being exposed by any news media and thereby causes adverse effects.

13.4.8	Takes the lead in inciting other commercial tenants to gather a crowd to boycott the management of the Mall;

13.4.9	The behavior of Party B or its representative, employee etc. affects the reputation of Party A or the Mall, and fails to actively take measures to eliminate adverse effects effectively;

13.4.10	Early rescission of contract is needed due to the own reasons of Party B.

14.	Liability for breach of contract

14.1	Breach clause: Both Party A and Party B shall perform their respective responsibilities in accordance with the contract, in case of breach of contract by either party, unless otherwise agreed herein, the breaching party shall pay liquidated damages to the non-breaching party according to the standards of [20% of the total charge of the Shop in the same year]; meanwhile, the breaching party is entitled to rescind this Contract and issue the notice of contract rescission to the other party, if causing loss to the other party, it shall also bear the compensation responsibility.

14.2	Where Party B fails to pay any amount (including but not limited to the user fee for commercial space, service charge, penalty imposed due to Party B’s breach of contract) in due time, for every overdue day, 5% of the payments in arrears shall be paid to Party A as overdue fine; if overdue for three days, Party A is entitled to stop power supply for suspension of business for rectification; if overdue for seven days, it will be deemed as breach of contract by Party B, starting from the eighth day, Party A is entitled to rescind this Contract unilaterally, and Party B shall bear all consequences caused thereby, and it shall be executed according to the breach clause at the same time.

14.3	Where Party B rescinds the contract prior to its expiration due to its own reason with the consent of Party A, or Party A rescinds the contract prior to its expiration due to breach of contract by Party B, Party B will forego any rent abatement (any rent abatement already received by Party B shall be repaid within 3 days after the rescission or termination of this Contract), Party A is entitled to take back the Shop, not to refund the residual charges and security deposit, and claim for all losses suffered therefrom due to such action of Party B, and it shall be executed according to the breach clause at the same time.

14.4	After the noncompliance of Party B as mentioned above, apart from bearing the liability for breach of contract as agreed, Party B shall also bear but not limited to the legal cost, credit guarantee fee, counsel fee and all expenses arising from the contractual rights.

15.	Duty of confidentiality

15.1	Confidential materials of both parties hereto include the state of operation, financial information, as well as all or part of the clauses and stipulations stated in this Contract or any document (if any) signed by both parties regarding the use of the Shop.

15.2	Party B promises to keep the management mode of Party A and the policy given by it strictly confidential, and will not disclose them to any third party without the consent or permission of Party A.

16.	Dispute settlement

16.1	Any and all disputes arising hereunder shall be settled by both parties through consultation; if consultation fails, a lawsuit may be brought to the competent people’s court in the location of the Mall pursuant to law.

17.	Miscellaneous

17.1	After going through shop delivery formalities, Party B shall finish all decoration works within the agreed decoration period, in case of special circumstances, it shall inform Party A in writing, and Party A may extend the decoration period as the case may be. If after delaying for 15 days, Party B still fails to finish the decoration works and open for business normally, Party A is entitled to rescind the contract.

17.2	During contract period, Party A may adjust the overall structure and layout of the mall area according to the state of operation, improvement of mall image and formats adjustment needs, when in need of adjusting the shop of Party B, Party B shall obey the adjustment of Party A.

17.3	Notice service: Party A serves the notice to be received by the working staff in Party B’s shop, or posts the relevant notice or document on the door, window or wall of Party B’s shop, notice board of the Mall or other conspicuous positions, it will be deemed as notice has been served to Party B.

17.4	When signing this Contract, Party A has made corresponding explanations on the contract terms as required by Party B. Both parties have complete consistent understanding of the terms of this Contract, and agree to be bound by the terms of this Contract.

18.	Supplementary provisions

18.1	This Contract will become effective as of the date of signature and seal by both parties, it is made in duplicate, each party holds one copy respectively, and both of them shall have the same legal effect.

18.2	Any modification or supplement made by both parties to the contents of contract shall be made in writing and shall be sealed and signed by both parties to become the attachment hereto, and the attachment and this Contract shall have the same legal effect.

18.3	This Contract will be executed synchronously with the “Commercial Space Management Service Contract” and “Property Management Service Contract” signed by Party B, in case of rescission of this Contract, the “Commercial Space Management Service Contract” and “Property Management Service Contract” will be rescinded at the same time, and the “Rescission of Agreement” will not be signed otherwise.

18.4	The rules and regulations unilaterally formulated by Party A will also become the attachments hereto, in case of any discrepancy between contract agreement and the contents of rules and regulations, this Contract shall prevail.

18.5	Contact information of both parties hereto shall be subject to the communication mode specified at the end of the contract. If either party needs to change the contact information, it shall notify the other party in writing or by email, if the change is not notified, Party A will subject to the communication mode agreed herein; if the materials and notice documents sent by Party A based on such address cannot be served due to the address reason, it shall be deemed as Party A has served such materials and documents, and Party B shall bear the adverse legal consequences thereof.

(The following has no text)

Party A:	Party B:
Authorized representative:	ID card No.:
Contact number:	Contact number:
Contact address:	Contact address:
Date of signature:	Email:
Wechat ID:
Date of signature:

Special Clauses for Catering

1.	Party B shall abide by all kinds of rules and regulations of Party A, management operating system, and notice contents of the mall. Party A is entitled to review Party B’s scope of operation, and quality, quantity and price of goods at any time, if the quality, content, quantity and price of the foods sold by Party B cannot meet the requirement of Party A, Party A is entitled to ask Party B for rectification within a prescribed time limit, if it is unqualified per review, Party A is entitled to ask Party B for rectification again, if it is unqualified after second review, it will be deemed as breach of contract by Party B.

2.	Party B must not produce the foods not conforming to food safety standards, nor sell the foods knowingly not conforming to food safety standards, in case of violation, Party B shall bear all responsibilities and consequences therefor.

3.	Party B must not use prohibited articles such as illegal cooking oil, and all legal responsibilities arising therefrom shall be borne by Party B, once found, Party A is entitled to rescind this Contract, and the security deposit and residual lease expense will be confiscated as legal responsibility and will not be refunded.

4.	Upon food processing and sales, Party B shall abide by the relevant provisions in “Regulations on Hygienic Management in Public Places” and “Food Safety Law of the People’s Republic of China”, and initiatively accept the supervision and examination of Party A and relevant government department.

5.	The food processing tools and fuels used by Party B shall be approved by Party A before use.

6.	The water supply, water drainage and sewage disposal of Party B shall be handled according to the channel specified by Party A, otherwise Party A is entitled to impose a penalty.

7.	Party B shall consciously protect the interests of consumers, the sales of foods explicitly prohibited by the State is strictly prohibited, and sales note shall be issued for the foods sold.

8.	In order to cooperate with the integrity and operation mode of the mall, the mall is entitled to propose suggestions on Party B’s operational strategy, site layout, foods display, installation or adjustment of equipment and facility, and storage of goods.

9.	Party B shall guarantee that the garbage in the shop will not stay overnight, and the garbage (separate the dry and wet garbage) shall be disposed to the garbage gathering place within the scheduled time every day. Party B is not allowed to optionally discard the garbage into garbage can of the mall, if found, Party B shall bear the liquidated damages of RMB200 each time. The time of garbage collection will be executed according to the time specified by Party A.

10.	For promotion activities voluntarily held by Party B, the activity contents, any advertisement and planning shall be reported in writing to the management department of the mall in advance, and it can only be implemented with written consent of Party A.

11.	Party B shall carry out the activity strictly following its plan for the activity, in case of damage to reputation of the mall caused by the promotion, propaganda or activity of Party B, Party B shall compensate the mall for the losses suffered therefrom.

12.	A centralized cashier will be implemented in food court area, namely to uniformly use meal cards for collection or uniformly install payment terminals such as Alipay, or WeChat Pay equipped by Party A. It is strictly prohibited to collect cash in any form, or give customers its own meal card for use, or use the third party payment terminal equipment not licensed by Party A, in case of any noncompliance, Party B shall bear the liquidated damages of RMB1,000 for each violation found. If there are more than 2 violations accumulatively in a month, Party A is entitled to unilaterally rescind this Contract and take back the leasing shop, meanwhile, the security deposit and residual lease expense will be confiscated as liquidated damages and will not be refunded.

13.	The tableware used by Party B shall be printed with obvious identification for the convenience of differentiation. In case of loss, Party B shall bear it by itself. The mall is only responsible for the cleaning and disinfection of tableware.

14.	In order to standardize the management order and unify the image for the convenience of Party A to win over more preferential policies from the third party, any form of group buying and take-out provided by Party B shall be reported to Party A in writing, after passing the review and with written reply, Party A will carry out unified operation. Party B is strictly prohibited to privately provide any form of group buying and take-out. Otherwise Party A is entitled to unilaterally rescind this Contract and take back the shop, meanwhile, the security deposit and residual expense will be confiscated as liquidated damages and will not be refunded.

15.	In the course of selling food, Party B shall use the napkin specified by Party A, and shall not use the napkin of other brands not specified by Party A.

16.	For better guarantee of food hygiene and safety, all food materials of commercial tenants must be stored off the ground, if they are randomly placed on the ground, Party B shall bear the liquidated damages of RMB100 for each time found.

17.	These Special Clauses will become effective as of the date of signature by both parties.

Party B (Commercial tenant) (Signature):	Date of signature:

Food Safety Responsibility Agreement

In order to safeguard the personal health and legitimate rights and interests of consumers and safeguard the food safety of the mall, based on the “Commercial Space Use Contract” signed by commercial tenants, in accordance with relevant provisions in “Product Quality Law of the People’s Republic of China” and “Food Hygiene Law of the People’s Republic of China” in order to implement food safety job responsibility system, strengthen the efforts on food safety, and maintain normal management order in catering area, it is hereby signed this Responsibility Agreement for strict execution:

1.	Commercial tenants shall establish and implement procurement inspection and certificates and tickets checking system for the foods, raw food materials and food additives as well as food related products, and earnestly do a good job in purchase accounting records and purchase acceptance inspection.

2.	In business activities, commercial tenants shall issue sales note to consumers as required and carry out daily removal of any expired or spoiled foods.

3.	Foods sold by commercial tenants must accept the examination of personnel (or relevant department entrusted) assigned by the mall at any time, and the foods with quality problems must be taken off shelves and stop being sold immediately.

4.	Commercial tenants must not use unbranded and dateless products and raw materials without the name of manufacturer, nor use the products and raw materials close to shelf life.

5.	Commercial tenants must strictly implement the substandard foods delisting system. If substandard foods are purchased due to negligence in purchase of foods, commercial tenants shall conduct delisting by themselves. If commercial tenants fail to report and it is found by management personnel of the mall, the mall is entitled to order commercial tenants for compulsory delisting and handle pursuant to law. If commercial tenants fail to correct, it will be deemed as breach of shop contract, Party A is entitled to early terminate the shop contract unilaterally, and commercial tenants shall bear the liquidated damages according to the breach clauses stipulated in the signed shop contract.

6.	For raw vegetable materials with abnormal appearance, commercial tenants must not process them for use, it is strictly prohibited to sell overnight processed finished products without boiling.

7.	The storage shall follow the principle of separating the raw and cooked foods.

8.	Commercial tenants shall guarantee scientific and reasonable food processing process, the production and processing process shall be strict and standardized, and key process in production shall be strictly controlled; in addition, commercial tenants shall guarantee that the raw materials and additives used in food production are in conformance to relevant national regulations and requirements.

9.	The vessels, tools and equipment for the storage, transportation, loading and unloading of foods shall be safe and harmless, they shall be kept clean to prevent food pollution, and meet the special requirements such as the temperature necessary for guaranteeing food safety, and the foods must not be transported together with toxic and hazardous articles.

10.	Commercial tenants shall maintain environmental hygiene inside and outside the catering and processing operation place, the garbage can shall be airtight and covered, and daily garbage shall be cleared up every day; in addition, commercial tenants shall take adequate insect and rodent prevention.

11.	Commercial tenants shall actively cooperate with law enforcement department to carry out quality supervision and inspection and daily supervision pursuant to law.

12.	Commercial tenants shall guarantee that food practitioners will go through health examination as required, and work by holding a health certificate after passing health examination.

13.	In case of any event or dispute caused by food safety problems, commercial tenants must handle actively and properly, and bear the loss and all responsibilities therefor.

14.	In the event of customer complaints on food or dispute, the mall is entitled to order for rectification and impose a penalty of RMB 2,000 at the same time; if commercial tenants fail to correct, it will be deemed as breach of original lease contract, Party A is entitled to early terminate the shop contract unilaterally, and commercial tenants shall bear the liquidated damages according to the breach clauses stipulated in the signed shop contract.

15.	In case of major food safety accident, all legal responsibilities arising therefrom will be borne by the operator and commercial tenant uniformly, meanwhile, the mall is entitled to terminate the contract unilaterally, and commercial tenants shall bear the liquidated damages according to the breach clauses stipulated in the contract.

16.	Commercial tenants shall earnestly perform obligations according to this Responsibility Agreement. If commercial tenants transfer the use area to a third party for use, in case of circumstances violating this Responsibility Agreement, it will be deemed as a breach of contract by commercial tenants, in addition from investigating and affixing commercial tenants’ responsibility for breach of contract in accordance with this Responsibility Agreement and shop contract, for all consequences caused to a third party by the user of shop, commercial tenants shall bear the joint and several liability to the mall.

17.	This Responsibility Agreement will become effective as of the date of signature.

18.	This Responsibility Agreement is made in duplicate, the commercial tenant holds one copy, the mall holds one copy, and both of them shall have the same legal effect.

Commercial tenant (Signature):	Date of signature:

Commercial Space Management Service Contract

Party A (management party):

Party B (commercial tenant):

In order to unify mall format planning, standardize mall management, safeguard common interests of all commercial tenants, guarantee reasonable use of public area in the mall, and regulate public order of the mall, pursuant to relevant laws and regulations of the People’s Republic of China and the “Commercial Space Use Contract” signed by Party B, regarding unified management of the mall, both parties hereby sign this Contract to abide by jointly.

1.	Management service area

1.1	The commercial management service area of this Contract locates at the shop No. [ ] of the [_____________ ] (hereinafter referred to as “the Mall”), and the floor area is [ ] square meters.

2.	Service period and charging date

2.1	From _____________(date) to_____________(date), and the charging date starts from _____________(date).

2.2	Rent free period: from_____________ (date) to_____________ (date).

3.	Management service contents

3.1	Formulate, revise and execute the mall management operating system to make operation of the Mall can be carried out orderly.

3.2	Carry out reasonable and uniform functional partitioning and commercial layout for the Mall, and make adjustments as necessary.

3.3	Decoration management, carry out supervision on decoration activity.

3.4	Carry out overall publicity and promotion for the Mall.

3.5	Assist Party B to handle consumer complaints and answer questions raised by commercial tenants.

3.6	Carry out management on commercial use of public area of the Mall.

3.7	Organize to help commercial tenants for remote investigation and to expand purchase channel, and carry out project promotion to Party B.

3.8	Organize commercial tenants to carry out professional skills training on marketing, store display and sales skills etc.

3.9	Build media communication channels to provide service for spreading the commodity information and brand information of commercial tenants.

3.10	Other contents of Party A’s responsibility for providing commercial management service as agreed in management regulations or management rules.

4.	Service charge

4.1	The service charge includes operations management service charge, entrepreneurial management service charge and labor dispatch fee, it will be calculated according to the floor area and collected from Party B according to the standards listed in the table below:

Duration
Start date	Due date	Service charge unit price (RMB/day/sqm)	Increase coefficient	Annual service charge (daily unit price*area*365 days) Unit: RMB	Actual charging amount (daily unit price*area*actual charging days) Unit: RMB

Duration
Start date	Due date	Service charge unit price (RMB/day/sqm)	Increase coefficient	Annual service charge (daily unit price*area*365 days) Unit: RMB	Actual charging amount (daily unit price*area*actual charging days) Unit: RMB

Duration
Start date	Due date	Service charge unit price (RMB/day/sqm)	Increase coefficient	Annual service charge (daily unit price*area*365 days) Unit: RMB	Actual charging amount (daily unit price*area*actual charging days) Unit: RMB

4.2	Payment method: (☐Cash/☐Bank remittance) Party B shall prepay Party A the service charge from_____________(date) to_____________(date) when signing this Contract. Thereafter, the service charge shall be paid once every [ ] month(s) and paid [ ] day(s) in advance each time.

4.3	Party A’s account information:

Account name:

Bank of deposit:

Account No.:

5.	Party A’s rights and obligations

5.1	Party A shall conduct commercial management on the Mall, maintain and improve overall image of the Mall, including: planning and arrangement of commodity category, division of functional areas, shop positioning and commodity management; service quality management, marketing management; image design; market research; public relations coordination; dispute resolution; and personnel training.

5.2	Party A is entitled to formulate and revise all kinds of management systems of the Mall.

5.3	Party A is entitled to collect service charge from Party B as agreed herein.

5.4	Party A is entitled to take all kinds of effective measures to prevent the behaviors of violating national laws and regulations and management systems of the Mall.

5.5	Party A is entitled to exercise the rights entrusted by functional government department pursuant to law, and accept the supervision and guidance of competent administrative department.

5.6	Party A may appoint a professional company to undertake special service business as needed.

5.7	Party A reserves the rights to formulate, introduce or revise, adopt and abolish any and all management systems it thinks necessary for the operation and maintenance of the Mall from time to time.

5.8	Party A may provide relevant operational services regarding the warehouse, marketing planning, and use of advertising space.

6.	Party B’s rights and obligations

6.1	Party B enjoys the rights to autonomous management within the use agreed in “Commercial Space Use Contract”, obey unified management of Party A and unified planning and arrangement for overall format, and support and cooperate with all management works.

6.2	Party B shall consciously abide b all kinds of management systems of the Mall.

6.3	Party B shall fully pay fees to Party A on time.

6.4	Party B shall strictly abide by and execute relevant national laws and regulations, protect the rights and interests of consumers, carry out lawful operation, and pay taxes pursuant to law.

6.5	Party B shall cooperate with Party A to carry out the works on fire safety, sanitation and hygiene and civilized operation, and cooperate with Party A to conduct all kinds of inspection, appraisal and target hitting activities etc. in the Mall.

6.6	Party B is entitled to propose opinions, suggestions and criticism on the management work of Party A.

6.7	Where Party B or its personnel violates this Contract and management systems and thereby causes losses to the third party, Party B shall bear full responsibility therefor.

6.8	Party B is required to participate in and cooperate with all kinds of large-scale promotion activities organized by the Mall, and share the expenditure thereof.

6.9	Party B shall employ employees according to labor laws and regulations.

6.10	Party B shall regularly arrange employees to receive health examination and participate in the pre-service training organized by Party A.

7.	Attendance management during business hours

7.1	Business hours: Management department of Party A will specify the business hours according to the season and change of Mall, and such business hours will be announced by means of notice or announcement. Where the Mall needs to extend or shorten business hours, or temporarily close down due to holidays, major celebration, traffic control and emergencies, it shall be subject to the real-time notification of Party A, and Party B shall cooperate accordingly.

7.2	Overtime system: If in need of extending working hours (e.g.: shop decoration, goods inventory taking, launch of new goods) Party B shall propose written application to the management department of Party A before [17:00] on the same day, and working hours can only be extended with written consent of the management department of Party A. Expenses incurred from the extension of business hours will be borne by Party B. Without written consent of the management department of Party A, Party B shall not extend its working hours.

7.3	Party B shall strictly abide by the working hours of the Mall, and punch in for opening for business and punch out upon closing. Party B shall not fail to punch in for any reason, nor punch in on behalf of others or ask others to punch in on its behalf (both parties cheating in punching in or out will be deemed as arriving late or leaving early at the same time). Party B shall pay the liquidated damages of RMB20 for each time of arriving late or leaving early.

7.4	Where Party B needs to ask for leave for more than half a day (), Party B shall operate its shop and the shop shall not be left unattended. In case of special circumstances in which Party B unable to go through the procedures of leave, Party B shall contact Party A by phone in time and go through the said procedures thereafter, otherwise it will be deemed as arriving late or leaving early, further the time of asking for leave must not exceed four times per month. In case of emergency and the need of temporarily leaving the shop for more than 1 hour, Party B shall ask management personnel of the Mall for leave and explain the circumstances, and can only leave the shop with approval.

7.5	Lights must be turned on during business hours, lights must be left on for short time leave, if the lights are turned of for more than 1 hour for no reason during business hours, Party B shall pay RMB20/time as liquidated damages.

7.6	The Mall implements identification access system:

7.6.1	Personnel of Party B shall apply for identification card according to relevant regulations of the Mall of Party A, the quantity of identification card is [3] cards, if more cards are requested, management department of Party A will make a decision according to the scope of operation and actual needs of Party B. Shop assistants employed by Party B shall go to the management department of Party A to apply for identification card before 12:00 on the next day after arriving at their posts, [RMB5 as cost of production and RMB50 as security deposit] will be charged for each card, and the security deposit will be refunded upon the return of identification card.

7.6.2	The identification card shall be carried all the time.

7.6.3	After the dismissal of an employee of Party B, Party B shall timely take back the identification card, and return it to the management department of Party A on the next day after such employee has left the shop. Where Party B fails to take back the identification card in time and thereby causes loss or damage to the articles, facilities and equipment in the Mall, Party B shall bear the responsibility for the fault of failure to take back the identification card in time and bear the joint and several liability.

7.6.4	Where the employee of Party B fails to enter the shop as scheduled or leave early, and thereby causes loss of articles or damage of facilities in the shop of Party B due to the reason of leaving the shop unattended, Party B shall bear the losses caused thereof by itself.

7.6.5	When leaving the Mall, employees of Party B shall clear up the shop and properly take care of all valuables or take them away from the Mall. Among them, cash and private articles must be removed, otherwise any stolen or loss of cash and articles will be its own responsibility.

7.7	The work attendance checking system of the Mall only aims at improving the overall management order and image of the Mall, it will not thereby change the contractual relations between Party A and Party B.

8.	Management order of the Mall

8.1	Party B shall accept Party A’s unified management on the Mall, and bind its representative and employees (hereinafter referred to as “personnel of Party B”) to abide by management system of the Mall, and accept and undertake the penalty and responsibility imposed by Party A for the violation of management system of the Mall by the foregoing personnel (Party B and personnel of Party B).

8.2	Party B shall voluntarily acquire all kinds of administrative licenses and approvals (including but not limited to business license, hygiene license, food circulation license, health certificate, fire safety certificate, trademark right, franchise) corresponding to the operation, and submit the copies of foregoing certificates to management department of Party A for the record. Party B shall engage in lawful operation and shall not engage in the activities irrelevant to the scope of business.

8.3	Operating personnel of Party B must engage in lawful and civilized operation, and shall not dominate the market, nor buy or sell by force.

8.4	Commodities on sale should be sold at expressly marked price. Sales notes or legal and valid invoices should be issued upon selling commodities, if Party B refuses to issue them and thereby causes customer complaint, then Party B shall pay Party A 20% of the amount for which it refuses to issue the sales note as liquidated damages.

8.5	If Party B sells all kinds of membership card, value card or coupon in the Shop in the course of operation, then the validity period of such consumer cards and coupons must not exceed the contract period of “Commercial Space Use Contract”. Party B shall voluntarily handle the disputes with any third party arising from the sales of such cards and coupons, and voluntarily bear all responsibilities and consequences arising therefrom. If the reputation of Party A is seriously affected thereby or in case of loss of Party A, Party B shall bear the compensation responsibility therefor.

8.6	In case of any dispute between Party B or personnel of Party B with customers, Party B shall take the initiative to settle it properly, if consultation fails, Party B and the other party shall go to relevant departments or departments of Party A for conciliation In the event of a violation, liquidated damages of RMB100-1,000/time shall be paid, and Party B shall bear the losses caused to the economy and business reputation, and corporate image of Party A.

8.7	In order to ensure the interests of all commercial tenants, Party B shall not privately change the types of products or services it provides; if in need of change, Party B shall propose written application to Party A 30 days in advance.

8.8	Party B shall not make unreasonable noise or discharge noxious smells, and it is strictly prohibited to disturb the peace of the Mall or other commercial tenants.

8.9	For each shop, it is strictly prohibited to burn incense and light candles, burn any articles, solicit customers outside the shop, and gather a crowd for group chat; and illegal and criminal acts such as playing cards, gambling, exchanging blows, drugs use, and drug trafficking are strictly prohibited, each time of violation will be imposed the liquidated damages of RMB100-5,000, and all articles used for engaging in the foregoing activities will be confiscated, if it constitutes a crime, it will be handed over to public security organ for handling; meanwhile, Party A is entitled to otherwise handle by charging the liquidated damages and taking back the shop.

8.10	Commodities inside the shop should be elegant and clean, and placed in order. If the operating category and quantity cannot meet the requirement of management department of the Mall and it is obviously under abnormal state, liquidated damages of RMB50-500/time shall be paid. Copying and selling the same products as neighboring shops are strictly prohibited.

8.11	During business hours, Party B shall bear the safety responsibility for the Shop, as well as the personnel, properties and articles in its shop. In case of relevant personal or property loss in the Shop, Party B shall bear it voluntarily, and Party A will cooperate with relevant department to carry out an investigation.

8.12	It is strictly prohibited to store cash and all kinds of important notes in the Shop overnight, any damage or loss of cash and all kinds of important notes will be at Party B’s own risk.

8.13	Party B shall carry out incoming and outgoing of goods by using the specified channels for incoming and outgoing of goods at the time specified by the Mall for doing so, logistics vehicles of Party B shall be parked orderly at the locations designated by the Mall. Liquidated damages of RMB50 shall be paid for each time of violation.

Party B shall not keep pets in the Mall, nor store commodities or transport machines outside the stall and liquidated damages of RMB50 shall be paid for each time of violation.

8.14	Without permission, Party B shall not take any equipment, facility or appliance of Party A.

8.15	Party B shall not stack, paste or leave boxes, clothes, furniture, garbage at the corridor, stairway, passageway or other public areas; nor scrawl, doodle and damage public facilities in public areas. In case of a violation, if Party B still fails to correct after 30 minutes when management personnel of Party A has issued the notice (orally or in writing), Party A is entitled to carry out forcible correction or handling; and liquidated damages of RMB50-500 shall be paid for each time of violation.

8.16	Party B shall voluntarily select an insurance company to buy corresponding insurances, including but not limited to property insurance, additional theft insurance, business interruption insurance and third-party liability insurance, so as to safeguard its own interests; in addition, Party B shall guarantee to maintain continuous effectiveness of such policies within the contract period. After buying insurance, Party B shall register them in management department of Party A for the record.

8.17	Without permission of Party A, Party B shall not hawk, promote commodities and distribute leaflets and handoust and other advertising items door-to-door, if so, Party A is entitled to stop its action and confiscate any advertising commodities or materials pending for distribution or already distributed; where Party B adopts improper means for marketing commodities or serving customers, Party A is entitled to rescind the contract unilaterally.

8.18	In order to ensure smooth passageway and customer safety, the door of shop is the business area boundary, unless the consent of Party A is obtained, displays, or placement of goods, display models, amd shelves outside the boundary is prohibited, and any obstruction of mall passageways is prohibited.

8.19	Party B and personnel of Party B must not smoke in the Mall, nor excessive drinking during business hours.

8.20	In case of emergency, management personnel of Party A are entitled to voluntarily enter into the Shop directly without serving notice to Party B, and Party A does not need to bear any compensation responsibility for the loss caused by entry into the Shop.

9.	Transfer management

9.1	Transfer means that Party B reaches an agreement with a third party during contract period to transfer the management right of Shop, and goes through renaming formalities to change the subject of the contract. In case of transfer, Party B shall propose written application to Party A 30 days in advance, and transfer information may only be released to the public with the approval of Party A. Party B shall conduct preliminary examination (examination contents: business category, commodity positioning and performance capabilities e) on the qualifications of transferee, after meeting the entry conditions, Party B shall ask Party A to review the qualifications of transferee, transfer formalities may only be gone through after passing the examination, and Party B shall pay Party A RMB[1,000]/shop as handling charge.

9.2	Other remaining problems (if any) of transferor shall be undertaken by the transferor and transferee jointly.

9.3	Transfer is not allowed within 60 days after signing the contract and within 60 days before the expiration of contract period.

10.	Indicator and signboard management

10.1	In order to maintain unified style of the whole mall, the design, dimension, setting position and content of all shop signboards of Party B shall be reported to management department of Party A for examination and approval first.

10.2	Without permission of Party A, it is strictly prohibited to hang, paste, or place any indicator, advertising light box, poster, label, model outside the Shop (including interior of glass, to hang, paste or place any advertisement and picture poster irrelevant to the business, as well as slogans disparaging to management; otherwise the Mall is entitled to make correction at any time and ask Party B to bear the costs of correction.

10.3	If advertising, lights, or posters are needed outside of the Shop, Party B shall propose written application to Party A, with the consent of Party A and after paying certain charges to Party A, Party B may conduct placement at a designated position and designated time according to the contents approved by the management department of Party A.

11.	Shop decoration management

11.1	Upon shop decoration, Party B shall submit the decoration design sketch, basic materials to be used, quality of materials, electrical appliance design sketch (certificate of compliance and sample of electrical appliance) as well as estimated power consumption to management department of Party A for approval. Party B may carry out decoration only after the decoration plan has passed the examination by management department of Party A and gone through decoration entry formalities.

11.2	For shop decoration, Party B shall pay the security deposit according to the amount required by Party A. After decoration completion and it has passed the acceptance inspection by Party A, such security deposit will be refunded to Party B without interest.

11.3	Party B must strictly follow the approved decoration plan for construction.

11.4	Party B and decoration personnel hired by Party B shall obey the management of Party A. The decoration work of Party B must not affect the safety of overall architectural structure, otherwise Party B shall bear related legal responsibility therefor.

11.5	In the course of decoration construction, Party B shall set temporary fencing around the construction area, and the decoration shall be free of noise, pollutant and pungent smell that might affect normal operation of other shops, and RMB100 shall be paid as liquidated damages for each time of violation.

11.6	In the course of decoration construction, Party B shall strictly abide by all kinds of fire safety systems of the Mall, and RMB100-500 shall be paid as liquidated damages for each time of violation as the case may be.

11.7	Party B shall complete the decoration work on time within the time agreed in decoration examination and approval.

11.8	After completion of shop decoration, Party A and property company will carry out acceptance inspection on completion. Party B may only open for business after passing the acceptance inspection. If disqualified in acceptance inspection, Party B shall conduct rectification as required until passing the acceptance inspection.

12.	Return policy

12.1	It shall be executed according to relevant provisions in “Product Quality Law” and “Law on the Protection of the Rights and Interests of Consumers” of the country.

12.2	For normal return and replacement or the commodity with quality issues within quality guarantee period, Party B must be responsible for the return and replacement.

12.3	Where the commodity sold causes damage to a consumer due to quality issues within warranty period or in case of fraudulent conduct, Party B shall bear the responsibility therefor.

13.	Other management regulations

13.1	Party B shall not arbitrarily tear, smear, or damage the notice, announcement or publicity set by Party A, nor damage or remove all kinds of bulletin, warning sign and guide board.

13.2	Party B shall attend the meetings convened and the trainings organized by Party A on time.

13.3	Rumor mongering via Internet or by any other means is strictly prohibited, once the bad intention is verified, Party B shall bear all responsibilities therefor.

14.	Liability for breach of contract

14.1	Where Party B and personnel of Party B violates the agreement and attachment of this Contract, and relevant management regulations, Party A is entitled to ask Party B for correction within a prescribed time limit, and Party B shall pay Party A RMB20-5,000 as liquidated damages for each time as the case may be, in case of serious violation, Party B will be asked to move out from the Mall, and all expenses and security deposit paid by Party B will not be refunded; if Party B fails to pay the foregoing liquidated damages in due time, both parties agree that the clauses of liability for breach of contract stipulated in “Commercial Space Use Contract” shall apply.

15.	This Contract will become effective as of the date of signature and seal by both parties, it is made in duplicate, each party holds one copy respectively, and this Contract and “Commercial Space Use Contract” shall have the same legal effect.

16.	Supplementary provisions

16.1	Contact information of both parties hereto shall be subject to the communication addresses specified at the end of the contract. If either party needs to change the contact information, it shall notify the other party in writing, if the change is not notified, Party A will subject to the communication address agreed herein; if the materials and notice documents sent by Party A based on such address cannot be served due to the address reason, it shall be deemed as Party A has served such materials and documents, and Party B shall bear the adverse legal consequences thereof.

Party A:	Party B:

Contact number:	Contact number:

Date of signature:	Date of signature:

Property Management Service Contract

Party A (management party):

Party B (commercial tenant):

Pursuant to relevant laws and regulations of the People’s Republic of China, in order to safeguard common interests of all operators of the Mall and normal operation and management order, unify and regulate the operations of operators, and safeguard public environment and order of the Mall, based on actual situations of the Mall and on the basis of equality and voluntariness, both parties hereby conclude and enter into this Contract.

1.	Ship situation

1.1	The property management area of this Contract locates at the shop No. [ ] of the [ ] (hereinafter referred to as “the Mall”), and the floor area of the Shop is [ ] square meters.

2.	Property management period

2.1	From_____________(date) to_____________ (date), and the charging date starts from_____________ (date).

2.2	Rent free period: from_____________ (date) to_____________ (date).

3.	Standards and payment of property management fee

3.1	Property management fee: includes (but not limited to) management service personnel’s salary, social insurance and welfare expenses withdrawn in accordance with regulations; daily operation and maintenance costs for common parts and common facilities and equipment of the property; costs of cleaning in property management area; costs of green maintenance in property management area; costs of order maintenance in property management area; office expenses; depreciation of fixed assets of property management company; insurance expenses for common parts, common facilities and equipment and public liability of the property; and other expenses agreed by the landlord. The property management fee is calculated according to the floor area and collected from Party B according to the standards listed in the table below:

Duration
Start date	Due date	Daily unit price (RMB/day/sqm)	Increase coefficient	Annual fee (daily unit price*area*365 days) Unit: RMB	Actual charging amount (daily unit price*area*actual charging days) Unit: RMB

3.2	Party B shall prepay Party A the property management fee for the period from_____________(date) to_____________ (date) when signing this Contract. Thereafter, the management fee shall be paid once every [ ] month(s) and paid [ ] day(s) in advance each time.

3.3	The charges of water and electricity used by Party B will be collected by Party A directly, one meter for one shop, IC card will be used, and Party B shall recharge first before use. The unit prices for charges of water and electricity will be subject to the notice of Party A, in case of price adjustment by utility sectors, Party A may adjust its unit prices for charges of water and electricity accordingly.

4.	Property management service items

4.1	Management, maintenance, repair and preservation services of the common parts and public facilities and equipment of the Mall.

4.2	Cleaning, public order maintenance, and public green maintenance services of the public area of the Mall.

4.3	Mall decoration management service.

4.4	Paid service in property management area, including but not limited to flue pipe.

5.	Rights and obligations of both parties

5.1	Party A’s rights and obligations

5.1.1	Party A enjoys the rights to implement unified property management to the Mall.

5.1.2	Party A is entitled to formulate and revise all kinds of rules and regulations of property management.

5.1.3	Party A is entitled to collect property management fee from Party B as agreed herein.

5.1.4	Party A is responsible for the maintenance and repair of public facilities, equipment, water and electricity, ventilation and lightings of the Mall, and making decisions on the purchase, major repair and build out of the public facilities and equipment as appropriate.

5.1.5	Party A is responsible for the environmental protection, sanitation, greening and disinfection works in the public area of the Mall.

5.1.6	Party A is entitled to access to any part (including the shop of Party B) of the Mall for inspection and repair, so as to ensure that the architectural structure, public places and public facilities are complete and operating well.

5.1.7	Party A shall provide security to the Mall, and install, use and maintain security facilities.

5.1.8	Party A is entitled to appoint professional property management company to engage in part of the property management work.

5.2	Party B’s rights and obligations

5.2.1	Party B shall accept the property service provided by Party A, and propose opinions and suggestions regarding relevant problems of property management.

5.2.2	Party B shall abide by all kinds of rules and regulations of property management formulated by Party A.

5.2.3	Party B shall pay property management fees and other expenses on time.

5.2.4	Party B shall actively participate in the fire fighting training and drilling organized by Party A to ensure fire safety in the operation area, and take corresponding fire fighting responsibility.

5.2.5	Party B shall strictly follow the “Commercial Tenant Decoration Manual” and relevant procedures to enter for decoration.

5.2.6	Party B shall bear all responsibilities for breach of contract caused by Party B and its personnel.

6.	Decoration management

6.1	After going through decoration entry formalities, Party B may carry out shop decoration according to the agreed business needs. In the course of Party B’s operation, Party A is entitled to adjust the decoration not conforming to the requirements of the Mall, and Party B shall cooperate with Party A to complete the decoration adjustment.

6.2	The shop design drawing and decoration of construction plan must proceeded according to the drawings approved by Party A, and the design plan shall not be changed without the consent of Party A.

6.3	Party B must carry out decoration under relevant requirements of Party A, and the decoration must be carried out under the precondition of not damaging the fire safety and architectural structure of the Mall.

6.4	Materials used for decoration must meet fire protection requirements, and the construction must be carried out strictly in accordance with relevant fire protection rules and regulations.

6.5	In the course of construction, smoking is prohibited, and RMB500 of liquidated damages will be fined in case of violation.

6.6	Party A will carry out acceptance inspection after completion of shop decoration. Party B may only open for business after passing the acceptance inspection. If disqualified in acceptance inspection, Party B shall make adjustment as required by Party A until passing the acceptance inspection.

6.7	In the course of construction, Party B must carry out construction in accordance with relevant national laws and regulations, and cooperate with Party A in site management; in case of any personal injury and property loss in the course of construction, Party B shall voluntarily bear the responsibility therefor.

6.8	In case of delay of decoration period and any responsibility incurred due to Party B’s failure to carry out construction as required, Party B shall be held responsible.

6.9	In the course of operation, if in need of decorating the shop, Party B shall propose written decoration application, and carry out construction strictly according to the decoration rules after approval and fulfilling formalities.

7.	Fire fighting and security management

7.1	If not under fire alarm, nobody is allowed to use the fire hydrant to get water or use other fire fighting equipment without approval.

7.2	It is not allowed to store and carry controlled knives and inflammable and explosive dangerous goods (fireworks and firecrackers, gasoline etc.).

7.3	It is strictly prohibited to stack any items near the fire rolling door, fire hydrant, fire box and in the fire fighting access.

7.4	Party B shall not set a heat source near the automatic fire sprinkler head, nor damage the automatic fire sprinkler head.

7.5	If not under emergency, nobody is allowed to activate the roller shutter of the fire compartment without approval.

7.6	It is strictly prohibited to use open fire privately, if in need of using open fire due to special circumstances, Party B shall apply to Party A for the “Hot Work Permit” and take fire prevention measures before use.

7.7	It is strictly prohibited to use inflammable materials for shop decoration in the course of decoration construction.

7.8	Smoking is strictly prohibited in the Mall.

7.9	Party B must do well in self-prevention works regarding fire prevention, prevention of burglary, prevention of shoplifting, prevention from cheating, and prevention of other harm and natural disaster, when close of the shop and discontinuation of the business occurs, goods shall be properly taken care of and doors and windows shall be locked and closed.

7.10	Private entry into the Mall during non-business hours is not allowed.

7.11	Once a fire hazard is found, Party B shall take emergency avoidance measure immediately, and notify management personnel of the Mall or dial 119.

7.12	Measures for prevention of burglary shall be taken properly for the shop along the street, and 110-linked alarm device shall be installed.

7.13	Party A will irregularly carry out fire safety inspection on the shop of Party B (generally it will be carried out without affecting business operation, except for special circumstances), and Party B shall not obstruct or refuse for any reason.

8.	Mechanical and electrical facilities and equipment management

8.1	It is strictly prohibited to use power distribution and lighting facilities, and privately switching on or off the power supply or power unit is not allowed, so as to avoid damage.

8.2	It is strictly prohibited to privately dismantle, disorderly pull (connect), alter and add power load and circuits.

8.3	Lightings in the shop and shop sign shall be managed properly to guarantee normal use of lighting, in case of a breakdown, it shall be replaced or repaired in time. In case of breakdown of equipment in the shop, Party B shall report to Party A for repair on time, and shall not arbitrarily attempt to repair the damage itself, if damage is caused, Party B shall compensate Party A for two times the repair expense.

8.4	When the elevator of the Mall is running, “Elevator Safety Instructions” shall be followed strictly.

8.5	It is strictly prohibited to use the passenger elevator to transport cargo.

8.6	For the telephone lines, network cable and ancillary facilities reserved in the shop, relevant personnel of Party B must not privately dismantle, alter or embezzle them.

8.7	During air-conditioner operation, doors and windows at outside edge of the Mall need to be closed, Party B shall not arbitrarily adjust and use an object to block air inlets and outlets, if adjustments are needed, Party B may propose application to management department of Party A, and Party A will make adjustment after consent, and the costs incurred therefrom will be borne by Party B.

8.8	Party B is not allowed to use any object to block the surveillance camera and cut the loudspeaker line, nor arbitrarily fiddle with the surveillance camera, in case of damage, full price shall be paid for compensation.

8.9	If in need of additional installation of electrical equipment, Party B shall ask for approval of Party A.

8.10	After the end of business hours or overtime, before leaving the shop, Party B must turn off and close the any electrical switch, water valve and gas valve in the shop, so as to ensure the safety of shop during non-business hours. Except for electrical equipment in need of 24 hours power supply, such as a refrigerator or ice machine.

8.11	Party A will regulate the running of central air-conditioning in the Mall uniformly. Party A’s determination of whether or not to run air-conditioning will subject to the weather, customer demand and equipment conditions, and Party B shall cooperate.

9.	Sanitation and hygiene management

9.1	Party B shall consciously care for the public environment, and sanitation, and keep the floor and showcase in the shop bright and clean.

9.2	Garbage in the shop shall be cleaned up every day and discarded at the time and place required by Party A, in addition, Party B shall separate the dry and wet garbage, and shall not stack or discard it at the passageway or non-specified locations. It is not allowed to leave any food overnight in the shop.

9.3	Commodities dismantled by Party B, and wrapping materials and waste shall be cleared up and removed, and shall not be left unattended.

9.4	It is strictly prohibited to sweep the garbage out of the shop, and spitting and littering are prohibited.

9.5	During shop decoration and rectification, Party B shall do well in taking safety protection measures such as setting temporary fencing, indicator and warning sign etc. as well as the cleaning work.

9.6	Party B shall voluntarily dispose of waste and shall not affect the management order of Party A.

9.7	Catering tenants shall clean the flue pipe regularly, and provide the cleaning records of flue pipe. The smoke exhaust ventilator in the kitchen shall be cleaned at least once a week, and the visible part of smoke exhaust ventilator shall be free of greasy deposits. After the end of business every day, Party B shall clean the floor and keep the floor of kitchen clean and tidy.

9.8	Party B shall voluntarily take all reasonable prevention measures to prevent the breeding of pests in the shop.

10.	Management on other aspects

10.1	For the unified decoration and installation of facilities and equipment by Party A in the shop, Party B shall not arbitrarily dismantle, add or remove them.

10.2	Any breakdown of equipment must be repaired in time, if Party A need access then Party B will allow access, Party B must allow access unconditionally for repairs. Party B shall obey and cooperate unconditionally if its Shop must by closed for construction or renovation.

10.3	It is strictly prohibited to carry aggressive pets to access the Mall.

10.4	Where the family member, customer or employee of Party B violates the regulations of this Contract, Party B shall bear all responsibilities therefor.

10.5	Party B shall attend the meetings convened and the trainings organized by Party A on time.

11.	Sudden events

11.1	In order to safeguard vital interests of the public, landlords and users, in the event of assisting public security such as fire an police in their execution and other sudden events under unforeseeable circumstances (such as gas leakage, electric leakage, fire, pipe rupture, violence and terrorism events), if Party A causes loss to the property of Party B due to taking emergency measures, Party A will not bear the responsibility therefor, and for other matters, both parties will settle according to relevant legal provisions.

12.	Liability for breach of contract

12.1	If Party B violates any clause or attachment of this Contract and relevant provisions, Party B agrees that Party A may make a decision to ask Party B to pay the liquidated damages more than RMB[20] and less than RMB[5,000] as the case may be, in case of serious violation, Party B will be asked to move out from the Mall and bear full compensation responsibility and legal responsibility therefor; if Party B fails to pay the foregoing liquidated damages in due time, both parties agree that it will be executed according to the breach clauses stipulated in “Commercial Space Use Contract”.

12.2	Both parties agree unanimously that this Contract will be executed synchronously with the “Commercial Space Use Contract”, if the “Commercial Space Use Contract” is rescinded, this Contract will be rescinded at the same time, and the “Rescission of Agreement” will not be signed otherwise.

13.	This Contract will become effective as of the date of signature and seal by both parties, it is made in duplicate, each party holds one copy respectively, and both of them shall have the same legal effect.

14.	Supplementary provisions

“Commercial Tenant Decoration Manual” and “Fire Safety Responsibility Agreement” are the effective attachments hereto and have the same legal effect.

Party A:	Party B:

Contact number:	Contact number:

Date of signature:	Date of signature:

Fire Safety Responsibility Agreement

In order to strengthen fire safety of the Mall, prevent fire and reduce fire hazards, and protect personal and property safety, pursuant to “Fire Control Law of the People’s Republic of China”, “Fire Control Regulations of Shandong Province” and relevant local laws and regulations of Tai’an City, for the implementation of a fire safety responsibility system, it is hereby concluded and entered in to this Responsibility Agreement, each commercial tenant shall actively support it, and coordinate with each other to abide by it strictly.

I.	The fire safety work of each shop will be managed by property the management company, all personnel of the Mall are part-time firefighters (free of charge), who are responsible for the cooperation and assistance of the fire safety work in case of emergencies.

II.	The fire control work implements the policy of “put prevention first and combine prevention with elimination”, and fire control responsibility systems will be put into practice one by one, the commercial tenant is the first responsible person for fire control, responsible for doing good fire safety work in its shop.

III.	Each commercial tenant shall perform the following fire safety obligations:

1.	Implement and execute fire safety management measures and fire safety operation procedures.

2.	Under the organization and management department of the Mall, carry out fire safety education and fire control knowledge training, and participate in fire drills.

3.	Carry out fire safety inspection of the shop regularly, self-examine and self-correct illegal and violations in timely manner, and find and eliminate fire risk.

4.	The following fire fighting equipment are required: 4Kg dry powder fire extinguisher, fire escape mask and fire blanket, and carry out maintenance management regularly and bear corresponding costs.

5.	Provide unblocked evacuation passageways and safety exits. Do not occupy the evacuation passageways or set barriers affecting evacuation at the evacuation passageways and safety exits, do not close the safety exit, nor cover the safety evacuation indicator sign.

6.	After occurrence of a fire, notify management personnel of the Mall in a timely manner, or dial 119, and rapidly organize fire fighting and personnel evacuation. Do not fail to report, delay in report or lie about a fire, nor conceal the fire situation.

7.	After putting out the fire, secure the area, and cooperate with accident investigation and truthfully provide details of the fire incident. Without the permission of public security fire control officials, do not enter, remove, or clean up the area affected by the fire.

8.	Obtain fire insurance and public liability insurance according to relevant regulations of the country.

9.	All other fire safety obligations stipulated by laws, regulations and rules.

IV.	It is strictly prohibited to operate and store fireworks, firecrackers, explosives, detonators, gasoline, banana oil and other flammable and explosive dangerous goods as well as all kinds of poisonous materials. Setting off fireworks and firecrackers is prohibited.

V.	Abide by power utilization safety management regulations, it is strictly prohibited to use electrical appliances that will create an overload (such as electric cup, electric stove, immersion heater), so as to avoid of an accident.

VI.	When carrying out internal decoration, each commercial tenant shall provide a written application to the management department of the Mall, and construction can only begin after examination and approval. Non-combustible and refractory materials shall be used for interior decoration, and water-like fire retardant shall be painted onto the decoration objects. When using electrical installation equipment and circuits, the commercial tenant shall provide a written application to the property department, and only after approval, construction shall be carried out strictly according to relevant electrical installation standards, so as to meet fire safety requirements. It is prohibited to connect temporary power lines. Specific fire control responsibilities are as follows:

1.	In the aspects of engineering design, materials selection and construction plans, the commercial tenant must meet fire control regulations and requirements, and report the construction drawings, materials, plans, construction approval forms, and fire control measures to the management department of the Mall for examination and approval.

2.	The Commercial tenant shall strictly carry out the construction plan examined and approved in writing by the Mall, and shall not change it arbitrarily.

3.	The Commercial tenant shall apply to property department for power at the construction site, electrical equipment shall be installed by an electrician with certificate of operation, and distribution box shall be equipped; in addition, connection temporary power lines is prohibited, so as to conform to relevant regulations of the country.

4.	When carrying out construction that requires and open flame, such as welding or metal cutting, the commercial tenant shall apply to the central fire control room for “Temporary Hot Work Permit”, equip fire fighting equipment and strictly execute the fire safety system, after issuing the “Hot Work Permit”, the central fire control center will assign personnel to the site for inspection.

5.	The commercial tenant shall carry out fire safety education for all personnel involved in construction, and strictly abide by relevant regulations on construction site safety fire control, and obey the management of on-site management personnel of the Mall; in case of fire in the construction site, commercial tenant shall timely report to the fire to management personnel of the Mall and organize for fire fighting, as well as pay attention to protect the accident scene.

6.	When in need of using flammable materials in the construction, commercial tenant shall first notify the property department and must conform to the provisions in “Regulations on Safety Management of Dangerous Chemicals”; in addition, the commercial tenant shall take effective safety measures, equip with special warehouse, assign dedicated person for custody, and shall not store them overnight.

7.	Commercial tenants must not extensively use paint remover and other flammable liquids in the construction. When spray painting on site, good ventilation measures shall be taken, cross-operation with other works is not allowed, open fire is strictly prohibited on site, and explosion proof electric apparatus shall be used.

8.	Commercial tenants must set no smoking signs and the fire safety system board in construction site.

9.	The commercial tenant’s materials and garbage form construction must not block the fire fighting equipment, nor block the fire evacuation passageway, and garbage shall be cleaned up in time.

10.	The Mall will provide assistance in and be responsible for supervision and inspection on the performance of the clauses mentioned above, in case of any violation of fire safety regulations or noncompliance in construction during the inspection, the Mall is entitled to impose penalty to the commercial tenant and order the stoppage of work.

11.	Upon completion of work, commercial tenants shall report to the fire department for inspection, after acquiring relevant approval documents of the inspection acceptance, management department of the Mall will carry out acceptance inspection on the decorated shop.

12.	During construction, if commercial tenants fail to abide by fire control regulations and thereby cause fire hazard or fire accident, they shall bear the responsibility and compensate all economic losses therefor.

13.	The Mall is entitled to make revisions of the above clauses at any time according to the situations of construction site.

VII.	Smoking is strictly prohibited in the Mall.

VIII.	According to fire safety regulations, provided any one of the following circumstances, occur a penalty of RMB200-2,000 will be imposed as the case may be:

1.	Steal, damage or cover fire fighting facilities and equipment (automatic sprinkler, smoke and temperature sensing automatic alarm, manual alarm, fire hydrant alarm, fire shutter control switch, dry powder fire extinguisher) and backup fire water supply.

2.	Occupy the evacuation passageway or set barriers affecting evacuation at the evacuation passageway and safety exit, close the safety exit, or cover the safety evacuation indicator sign.

3.	Occupy and block the fire safety passageway.

4.	Other behaviors affecting the use of fire fighting equipment.

IX.	Provided any one of the following circumstances occur, commercial tenants will be ordered to suspend their business operation and a penalty will be imposed as the case may be:

1.	Fail to go through application formalities before entry for interior decoration.

2.	Materials used for interior decoration are not conforming to the provisions in technical standards on fire control in national engineering construction.

3.	Fail to go through application, examination and approval formalities before carrying out hot work, and fail to take fire safety measures.

4.	Operate and store flammable and explosive dangerous goods as well as all kinds of poisonous materials. Set off fireworks and firecrackers.

X.	Where commercial tenants arbitrarily change the use of fire safety measures, or fail to make rectification as required in “Fire Hazard Rectification Notice”, they will be ordered to suspends their business and a penalty will be imposed to the fire safety responsible person, if an accident is caused thereby, criminal responsibility will be investigated according to law.

XI.	Each commercial tenant shall obey the management of the Mall regarding all aspects of fire safety, any commercial tenants who hinder the work of fire safety supervision personnel by means of purposely causing difficulties, abuse or violence, the Mall will handle as the case may be, and illegal events that harm public safety will be reported to applicable public security authority for handling.

XII.	This Responsibility Agreement will become effective as of the date of signature.

XIII.	This Responsibility Agreement is made in duplicate, each party holds one copy respectively, and both of them shall have the same legal effect.

Commercial tenant (Signature):	Date: